Exhibit 3.63

BY-LAWS

OF

LEACH CORPORATION (DELAWARE)

BY-LAWS

ARTICLE I

Stockholders’ Meetings

1. Places of meetings. All meetings of stockholders shall be held at such place or places in or outside of Delaware as the board of directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of Delaware.

2. Annual meetings. Unless otherwise determined from time to time by the board of directors, the annual meeting of stockholders shall be held each year for the election of directors and the transaction of such other business as may properly come before the meeting on the last Wednesday in the fourth month following the close of the fiscal year commencing at some time between 10 A.M. and 3 P.M., if not a legal holiday and if a legal holiday, then on the day following at the same time. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at his address as it appears on the records of the corporation not less than ten days nor more than the maximum number of days permitted under the laws of Delaware prior to the scheduled date thereof, unless such notice is waived as provided by Article VIII of these By-laws.

3. Special meetings. A special meeting of stockholders may be called at any time by order of the board of directors or the executive committee and shall be called by the president or secretary or an assistant secretary at the written request of the holders of at least 25% of the total number of shares of stock then outstanding and entitled to vote stating the specific purpose or purposes thereof. Written notice of the time, place and specific purposes of such meetings shall be given by mail to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation not less than ten days nor more than the maximum number of days permitted under the laws of Delaware prior to the scheduled date thereof, unless such notice is waived as provided in Article VIII of these By-laws.

4. Meetings without notice. Meetings of the stockholders may by held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

5. Voting. At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Article V(3) of these By-laws or if not so determined as prescribed under the laws of Delaware shall be entitled to one vote, for each share of stock standing on record in his name, subject to any restrictions or qualifications set forth in the certificate of incorporation or any amendment thereto.

6. Quorum. At any stockholders’ meeting, a majority of the number of shares of stock outstanding and entitled to vote thereat present in person or by proxy shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the laws of Delaware. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the laws of Delaware, the certificate of incorporation or these By-laws, in which case such express provision shall govern.

7. List of stockholders. At least ten days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the corporation. Such list shall be open for examination by any stockholder as required by the laws of Delaware. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation or to vote in person or by proxy at such meeting.

ARTICLE II

Board of Directors

1. Number and qualification. A board of directors shall be elected at each annual meeting of stockholders, each director so elected to serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-laws. The initial number of directors shall be such as may be determined by the incorporators unless the initial directors are named in the certificate of incorporation, and thereafter the number of directors shall be such as maybe determined from time to time by the stockholders or by the board of directors, but in no event shall the number be less than the minimum authorized under the laws of Delaware. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article IV of these By-laws. Directors need not be stockholders. The initial board of directors shall be elected by the incorporators, unless such directors are named in the certificate of incorporation.

2. Powers. The board of directors shall have the entire management of the affairs of the corporation, and the board is hereby vested with all the powers possessed by the corporation so far as this delegation of authority is not inconsistent with the laws of Delaware, the certificate of incorporation or these By-laws. The board of directors may from time to time set apart out of any assets of the corporation otherwise available for dividends a reserve or reserves for any proper purpose or purposes, and abolish or add to any such reserve or reserves.

3. Compensation. The board of directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the corporation, including, but not limited to, fees and traveling expenses for attendance at all meetings of the board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the board or the executive committee.

4. Meetings and quorum. Meetings of the board of directors may be held either in or outside of Delaware. A quorum shall be one-third the then authorized total number of directors, but not less than two directors unless a board of one director is authorized under the laws of Delaware in which event one director shall constitute a quorum.

The board of directors elected at any annual stockholders’ meeting shall, at the close of that meeting without further notice if a quorum of directors be then present or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a president, a secretary and a treasurer, and such other officers as they may deem proper, none of whom except the chairman of the board, if elected, need be members of the board of directors.

The board of directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the president or the chairman of the board and must be called by the president or by the secretary or an assistant secretary upon the request of any director.

Notice of each meeting, other than a regular meeting (unless required by the board of directors), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or telegraph to him at least one day before the meeting unless, in case of exigency, the chairman of the board, the president or secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable or wireless to all or any one or more of the directors at their respective residences or places of business.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of Delaware, the certificate of incorporation, the By-laws, or the board of directors.

5. Executive Committee. The board of directors may by resolution passed by a majority of the whole board provide for an executive committee of two or more directors and shall elect the members thereof to serve during the pleasure of the board and may designate one of such members to act as chairman. The board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the committee, or dissolve it.

During the intervals between the meetings of the board, of directors, the executive committee shall possess and may exercise any or all of the powers of the board of directors in the management of the business and affairs of the corporation to the extent authorized by resolution adopted by a majority of the entire board of directors.

The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

6. Other committees. The board of directors may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the board.

ARTICLE III

Officers

1. Titles and election. The officers of the corporation shall be a president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the board of directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the board following any annual stockholders’ meeting, each of whom shall hold office until the election of his respective successor or until his earlier resignation or removal under these By-laws. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by law.

The board of directors, in its discretion, may also at any time elect or appoint a chairman of the board of directors who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the board or until his earlier resignation and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the board or in case of officers other than the chairman of the board if not so prescribed or determined by the board as the president or the then senior executive officer may prescribe or determine.

The board of directors may require any officer or, other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the board may require.

2. Duties. Subject to such extension, limitations and other provisions as the board of directors or the By-laws may from time to time prescribe or determine, the following officers shall have the following powers and duties;

(a) Chairman of the Board. The chairman of the board, when present, shall preside at all meetings of the stockholders and of the board of directors and shall be charged with general supervision of the management and policy of the corporation, and shall have such other powers and perform such other duties as the board of directors may prescribe from time to time.

(b) President. Subject to the board of directors and the provisions of these By-laws, the president shall be the chief executive officer of the corporation, shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall in the absence of the chairman of the board preside at all meetings of the stockholders and of the board of directors if he is a director, and shall perform such other duties as the board of directors or executive committee shall specify from time to time. The president or a vice president, unless from some other person is thereunto specifically authorized by the board of directors or executive committee shall sign all bonds, debentures, promissory notes and deeds of the corporation.

(c) Vice President. The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the board of directors or by the president if the board does not do so and, in the absence or disability of the president, the vice presidents in order of seniority shall exercise all powers and duties pertaining to the office of president.

(d) Secretary. The secretary or in his absence an assistant secretary shall keep the minutes of all meetings of stockholders and of the board of directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.

(e) Treasurer. The treasurer, subject to the order of the board of directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the corporation (other than his own bond, if any, which shall be in the custody of the president), and shall have, under the supervision of the board of directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the board of directors or by the president if the board does not do so. He may endorse for deposit or collection all checks, notes, etc., payable to the corporation or to its order. He shall keep accurate books of account of the corporation’s transactions, which shall be the property of the corporation, and together with all its property in his possession, shall be subject at all times to the inspection and control of the board of directors. The treasurer shall be subject in every way to the order of the board of directors, and shall render to the board of directors and/or the president of the corporation, whenever they may require it, an account of all his transactions and of the financial condition of the corporation. In addition to the foregoing, the treasurer shall have such duties as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.

3. Delegation of authority. The board of directors or the executive committee may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4. Compensation. The compensation of the president, all vice presidents, the secretary and the treasurer shall be fixed by the board of directors or the executive committee, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same. The compensation of assistant secretaries and assistant treasurers may be fixed by the president of the corporation or if there is no president by the then senior executive officer of the corporation or by the board of directors or the executive committee.

ARTICLE IV

Resignations, Vacancies and Removals

1. Resignations. Any director or officer may resign at any time by giving written notice thereof to the board of directors, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

2. Vacancies. When the office of any director becomes vacant or unfilled whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies may be filled by the remaining director or directors, although less than a quorum. Any director so elected by the board shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-laws. The directors may also reduce their authorized number by the number of vacancies in the board, provided such reduction does not reduce the board to less than the minimum authorized by the laws of Delaware. The board of directors may also at any time or from time to time fill any vacancy among the officers of the corporation.

3. Removals. (a) Directors. The stockholders may at any meeting called for the purpose remove any director from office, with or without cause, and may elect his successor. Except as may otherwise be prohibited or restricted under the laws of Delaware, the board of directors at any meeting called for the purpose by vote of a majority of the then total authorized number of directors may remove from office for cause any director and may elect his successor, and by similar vote may remove from office without cause any director elected by the board, and may elect his successor.

(b) Officers. Subject to the provisions of any validly existing agreement, the board of directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor; provided that if action is to be taken to remove the president the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his removal.

ARTICLE V

Capital Stock

1. Certificate of stock. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the corporation in such form as may be prescribed or authorized by the board of directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the chairman of the board, the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of such signatures and the corporate seal affixed to any stock certificate may be in facsimile if and to the extent authorized under the laws of Delaware.

In case any officer who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer before the certificate has been issued, such certificate may nevertheless be issued and delivered by the corporation or its transfer agent with the same effect as if he were such officer at the date of issue.

2. Transfer of stock. Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The board of directors may appoint a transfer agent and one or more co-transfer agents and a registrar of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

3. Record dates. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

(b) If no record date is fixed by the board, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

4. Lost certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the board of directors or executive committee or by the president if the board or the executive committee does not do so.

ARTICLE VI

Fiscal Year, Bank Deposits, Checks, etc.

1. Fiscal Year. The fiscal year of the corporation shall commence at such time as the board of directors may designate.

2. Bank deposits, checks, etc. The funds of the corporation shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies as may be designated from time to time by the board of directors or executive committee, or by such officer or officers as the board or executive committee may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the board of directors or executive committee or as may be designated by any officer or officers authorized by the board of directors or executive committee to make such designations. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VII

Books and Records

1. Place of keeping books. Unless otherwise expressly required by the laws of Delaware, the books and records of the corporation may be kept outside of Delaware.

2. Examination of books. Except as may otherwise be provided by the laws of Delaware, the certificate of incorporation or these By-laws, the board of directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the board of directors.

ARTICLE VIII

Notices

1. Requirements of notice. Whenever notice is required to be given by statute, the certificate of Incorporation or these By-laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

2. Waivers. Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the certificate of incorporation or these By-laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders’ meeting and presence of any director at any meeting of the board of directors shall constitute a waiver of such notice as may be required by any statute, the certificate of incorporation or these By-laws.

ARTICLE IX

Seal

The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the corporation and in the center of which shall be inscribed “Corporate Seal, Delaware.”

ARTICLE X

Powers of Attorney

The board of directors may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

In the absence of any action by the board or the executive committee, the president, any vice president, the secretary or the treasurer of the corporation may execute for and on behalf of the corporation waivers of notice of stockholders’ meetings and proxies for such meetings in any company in which the corporation may hold voting securities.

ARTICLE XI

Indemnification of Directors and Officers

1. Definitions. As used in this article, the term “director” shall include each present and future director of the corporation, and the term “officer” shall include each present and future officer of the corporation or any person who, at the corporation’s request, is serving or may serve as a director or officer of another company in which the corporation should own, directly or indirectly, shares of capital stock or of which it may be a creditor. The term “expenses” shall include, but shall not be limited to, reasonable amounts for fees or other compensation of attorneys and other persons for services rendered, costs and other disbursements.

2. Indemnification granted. Each director and officer shall be and hereby is indemnified by the corporation against:

(a) expenses actually and reasonably incurred or paid by him in connection with any claim made against him, or any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, including appeals, in which he may be involved as a party or otherwise, by reason of his being or having been a director or officer, or by reason of any action taken or not taken by him in such capacity; and

(b) the amount or amounts paid or incurred by him in settlement of any such claim, action, suit or proceeding or pursuant to any judgment or order entered therein; subject, however, to the following:

(i) excluded from the indemnity given in subparagraphs (a) and (b) above are any amounts paid or payable by any such director or officer to the corporation or any other company referred to in paragraph 1 hereof; and

(ii) a director or officer who has been successful on the merits or otherwise in defense of any such claim, action, suit or proceeding or in defense of any claim, .issue or matter therein, shall be entitled as of right to indemnification for expenses incurred by him in connection therewith. In any other case indemnification shall be made only upon a determination made in the specific case in the manner provided in subparagraph (iii) below, that the director or officer acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or such other company, as the case may be, and with respect to any criminal action or proceeding that he had no reasonable cause to believe his conduct was unlawful and, in case of any amount or amounts paid in settlement, that such settlement is or was reasonable and in the interests of the corporation; provided, however, that if at any time any provisions in the laws of Delaware prohibit indemnification in respect of any claim, issue or matter except upon a determination of the extent thereof in the manner provided therein, then indemnification in respect thereof shall be made only in accordance with such provisions; and

(iii) all determinations required or permitted by this Article, except those to be made pursuant to statutory provisions, shall be made:

(A) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or proceeding; or

(B) if no such quorum is obtainable or even if obtainable a quorum so directs, by independent general legal counsel for the corporation in a written opinion. In determining whether a director or officer has met the standards of conduct above set forth, or whether a settlement is or was reasonable and in the interests of the corporation, the aforesaid majority of a quorum of the board of directors may conclusively rely upon the written opinion as to facts or law or both of independent general legal counsel for the corporation. Termination of any claim, action, suit or proceeding, civil or criminal, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent in a criminal case shall not of itself create a presumption that a director or officer did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; or

(C) by the stockholders by vote of a majority of the number of shares of stock entitled to vote present at a meeting called for the purpose at which a quorum is present.

Subject to the limitations hereinabove imposed, it is intended by this Article to grant indemnity to the full extent permissible under the laws of Delaware. It is not intended that the provisions of this Article shall be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

3. Miscellaneous. (a) Expenses incurred and amounts paid in settlement with respect to any claim, action, suit or proceeding of the character described in paragraph 2(a) above may be advanced by the corporation prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the director or officer, in form and substance satisfactory to the corporation, to repay such amounts so advanced as shall not ultimately be determined to be payable to him under this Article.

(b) The rights of indemnification herein provided for shall be severable, shall not be exclusive of other rights to which any director or officer now or hereafter may be entitled, shall continue as to a person who has ceased to be an indemnified person and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such persons.

ARTICLE XII

Amendments

These By-laws may be amended or repealed either:

(a) at any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Article I(5) and (6) of these By-laws; or

(b) at any meeting of the board of directors by a majority vote of the directors then in office;

provided the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.